(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.284.4000

MKS Instruments Reports
Second Quarter 2007 Financial Results

Wilmington, Mass., July 26, 2007 — MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported second quarter 2007 financial results.

Second quarter sales totaled $204.0 million, up 3 percent from $198.4 million in the second quarter of 2006 and down 4 percent from $211.4 million in the first quarter of 2007.

Net income totaled $22.5 million, or $0.39 per diluted share, compared to $24.4 million, or $0.44 per diluted share, in the second quarter of 2006, and $27.3 million, or $0.48 per diluted share, in the first quarter of 2007.

Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, totaled $25.1 million, or $0.43 per diluted share, compared to $27.0 million, or $0.48 per diluted share, in the second quarter of 2006, and $29.9 million, or $0.52 per diluted share, in the first quarter of 2007.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Leo Berlinghieri, Chief Executive Officer and President, said, “MKS continues to demonstrate that our technology leadership supports multi-market growth. In the second quarter, we achieved double-digit sales growth in non-semiconductor markets as we continue to leverage our process technologies in thin film and other growth markets that are less cyclical. After record first quarter sales on strong semiconductor market demand, we saw some softening in the second quarter, which is consistent with industry trends.

“Looking ahead to the third quarter, based on semiconductor market projections and current order patterns, we expect sales could range from $180 to $188 million. Net income could range from $0.25 to $0.31 per diluted share on 58.5 million shares outstanding, and non-GAAP net earnings could range from $0.29 to $0.35 per diluted share. Although visibility is limited, we remain optimistic about longer-term prospects for growth. As fabs implement more high performance 300mm equipment, we are well positioned with process control and analysis technologies that improve fab productivity and reduce cost. And we are seeing more opportunities for our broad technology portfolio in other markets with favorable growth dynamics.”

Management will discuss second quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-240-8621 for domestic callers and 303-262-2137 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through August 2, 2007, dial 303-590-3000, pass code 11093388#.

MKS Instruments, Inc. is a leading worldwide provider of process control solutions for improving productivity in advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment and other markets. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers’ uptime, yield and throughput, and return on invested capital.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2007	June 30, 2006	March 31, 2007
Net sales	$203,978	$198,351	$211,432
Cost of sales	117,948	111,850	118,570

Gross profit	86,030	86,501	92,862
Research and development	18,351	17,663	18,299
Selling, general and administrative	35,928	30,300	34,576
Amortization of acquired intangible assets	4,108	4,086	4,107

Income from operations	27,643	34,452	35,880
Interest income, net	3,581	1,934	3,305

Income before income taxes	31,224	36,386	39,185
Provision for income taxes	8,697	12,012	11,895

Net income	$22,527	$24,374	$27,290

Net income per share:
Basic	$0.40	$0.44	$0.48
Diluted	$0.39	$0.44	$0.48
Weighted average shares outstanding:
Basic	56,820	55,338	56,354
Diluted	57,939	55,907	57,326
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$22,527	$24,374	$27,290
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	4,108	4,086	4,107
Tax effect of adjustments	(1,513)	(1,506)	(1,514)

Non-GAAP net earnings (NOTE 1)	$25,122	$26,954	$29,883

Non-GAAP net earnings per share (NOTE 1)	$0.43	$0.48	$0.52

Weighted average shares outstanding — diluted	57,939	55,907	57,326

NOTE 1: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2007	2006
Net sales	$415,410	$377,412
Cost of sales	236,518	217,166

Gross profit	178,892	160,246
Research and development	36,650	33,720
Selling, general and administrative	70,504	60,065
Amortization of acquired intangible assets	8,215	9,340
Purchase of in-process technology	—	800

Income from operations	63,523	56,321
Interest income, net	6,886	3,364

Income before income taxes	70,409	59,685
Provision for income taxes	20,592	19,876

Net income	$49,817	$39,809

Net income per share:
Basic	$0.88	$0.72
Diluted	$0.86	$0.72
Weighted average shares outstanding:
Basic	56,587	54,999
Diluted	57,633	55,588
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$49,817	$39,809
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	8,215	9,340
Purchase of in-process technology	—	800
Tax effect of adjustments	(3,027)	(3,410)

Non-GAAP net earnings (Note 1)	$55,005	$46,539

Non-GAAP net earnings per share (Note 1)	$0.95	$0.84

Weighted average shares outstanding — diluted	57,633	55,588

NOTE 1: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2007	December 31, 2006
ASSETS
Cash and short-term investments	$336,076	$289,957
Trade accounts receivable	125,910	123,658
Inventories	163,713	149,820
Other current assets	29,831	28,003

Total current assets	655,530	591,438
Property, plant and equipment, net	80,130	79,463
Long-term investments	6,729	2,816
Goodwill	322,712	323,973
Other acquired intangible assets	35,998	43,104
Other assets	2,376	2,926

Total assets	$1,103,475	$1,043,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$25,421	$23,021
Accounts payable	37,938	38,541
Accrued expenses and other liabilities	45,979	58,424

Total current liabilities	109,338	119,986
Long-term debt	6,135	6,113
Other long-term liabilities	20,139	16,402
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	714,034	680,164
Retained earnings	243,479	210,877
Other stockholders’ equity	10,237	10,065

Total stockholders’ equity	967,863	901,219

Total liabilities and stockholders’ equity	$1,103,475	$1,043,720